EXHIBIT 11.1

                                I.C.H. CORPORATION
                      (Formerly Southwestern Life Corporation)
                   (Debtor in Possession as of October 10, 1995)
             COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
               ON AVERAGE SHARES OUTSTANDING AND FULLY DILUTED BASES
                                   (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)

                                                              Three Months Ended            Nine Months Ended
                                                                September 30,                 September 30,
                                                        ---------------------------   ---------------------------
                                                             1995           1994           1995           1994
                                                        ------------   ------------   ------------   ------------
    Computation for statements of earnings (loss):
         Net loss  . . . . . . . . . . . . . . . . . .  $   (174,868)  $       (145)  $   (186,694)  $    (34,776)
    Less dividends on preferred stock (A). . . . . . .        (3,500)        (3,500)       (10,500)       (11,325)
                                                        ------------   ------------   ------------   ------------
         Net loss applicable to common stock   . . . .  $   (178,368)  $     (3,645)  $   (197,194)  $    (46,101)
                                                        ============   ============   ============   ============
         Weighted average common shares outstanding  .    47,087,117     47,261,563     47,141,707     47,654,310
                                                        ============   ============   ============   ============
         Net loss per common share   . . . . . . . . .  $      (3.79)  $       (.08)  $      (4.18)  $       (.97)
                                                        ============   ============   ============   ============
  Additional computations (B):
         Weighted average common shares outstanding  .    47,087,117     47,261,563     47,141,707     47,654,310
         Incremental common shares applicable to common
           stock options based on the common stock daily
           average market price during the period  . .                      495,983                       646,734
                                                        ------------   ------------   ------------   ------------
         Weighted average common shares, as adjusted      47,087,117     47,757,546     47,141,707     48,301,044
                                                        ============   ============   ============   ============
         Weighted average common shares outstanding  .    47,087,117     47,261,563     47,141,707     47,654,310
         Incremental common shares applicable to common
           stock options based on the more dilutive of
           the common stock ending or daily average
           market price during the period. . . . . . .                      548,791                       650,145
         Assumed conversion of convertible preferred
           shares  . . . . . . . . . . . . . . . . . .     6,153,755      6,153,755      6,153,755      6,153,755
         Weighted average common shares, assuming       ------------   ------------   ------------   ------------
           full dilution   . . . . . . . . . . . . . .    53,240,872     53,964,109     53,295,462     54,458,210
                                                        ============   ============   ============   ============
         Net earnings (loss) applicable to common stock
           assuming conversion of convertible preferred
           stock   . . . . . . . . . . . . . . . . . .  $   (174,868)  $       (145)  $   (186,694)  $    (34,776)
                                                        ============   ============   ============   ============
         Earnings (loss) per common share:
           Average shares outstanding  . . . . . . . .  $      (3.79)  $       (.08)  $      (4.18)  $       (.95)
                                                        ============   ============   ============   ============
           Fully diluted assuming conversion of all
             applicable securities (C) . . . . . . . .  $      (3.28)  $       --     $      (3.50)  $       (.64)
                                                        ============   ============   ============   ============

____________________
(A) For the three months and nine months ended September 30, 1994, represents preferred dividends actually paid. For the three and nine months ended, September 30, 1995, represents aggregate undeclared and unpaid cumulative preferred dividends applicable to such period.

(B) These calculations are submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3% or antidilution.

(C) Fully diluted losses as reflected in this exhibit are considered antidilutive because they result in per share losses that are less than per share losses as determined on the primary basis.